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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Report): October 1, 2004 (September 15, 2004)

Heritage Property Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-31297 (Commission File No.)	04-3474810 (IRS Employer Identification No.)
131 Dartmouth Street Boston, Massachusetts (Address of principal executive offices)		02116 (Zip Code)

(617) 247-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

        This Current Report on Form 8-K/A amends and restates in its entirety Heritage Property Investment Trust, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2004. This Form 8-K/A is being filed solely to correct the clerical errors described below.

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  On page 40, the row "Cash flow from financing activities" under the column labeled "December 31, 2001" has been amended to read $(44,923).

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  On page F-35, in the final table of Footnote 14, for the year ended December 31, 2001, the row "Cash flow from financing activities" under the column labeled "Consolidated" has been amended to read $(44,923).

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  On page F-35, in the final table of Footnote 14, for the year ended December 31, 2001, the row "Change in cash and cash equivalents" under the column labeled "Consolidated" has been amended to read $(5,413).

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  On page F-35, in the final table of Footnote 14, for the year ended December 31, 2001, the row "Beginning of period" under the column labeled "Consolidated" has been amended to read $11,535.

        This amendment only reflects the changes discussed above. All other information is unchanged and reflects the disclosures made at the time of the original filing on September 15, 2004.

Item 8.01.    Other Events

        Heritage Property Investment Trust, Inc. (the "Company") is revising its historical annual financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2003 (the "10-K") as filed on March 15, 2004 for the reasons stated below.

Compliance with Rule 3-10 of Regulation S-X

        On April 1, 2004, the Company issued $200,000,000 aggregate principal amount of its 5.125% Notes due 2014 (the "Existing Notes") to certain initial purchasers, who then sold those notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The Existing Notes were guaranteed (the "Existing Guarantees") by the Company's two operating partnerships, Heritage Property Investment Limited Partnership and Bradley Operating Limited Partnership (the "Operating Partnerships"). Each of the Existing Guarantees is full and unconditional and joint and several.

        Because they were sold pursuant to exemptions from registration under the Securities Act, the Existing Notes and Existing Guarantees are subject to transfer restrictions. In connection with the issuance of the Existing Notes and Existing Guarantees, the Company and the Operating Partnerships entered into a registration rights agreement with the initial purchasers in which the Company and the Operating Partnerships agreed to register with the Securities and Exchange Commission ("SEC") under the Securities Act new notes ("Registered Notes") and new guarantees ("Registered Guarantees") to be exchanged for the Existing Notes and Existing Guarantees. Each of the Registered Guarantees will be full and unconditional and joint and several.

        The Company and the Operating Partnerships have filed a Registration Statement on Form S-4 with the SEC for the purpose of registering the Registered Notes and Registered Guarantees under the Securities Act. Rule 3-10(a) of Regulation S-X requires the Company to file separate financial statements for guarantors of registered securities. In lieu of providing such separate financial statements with respect to wholly owned guarantors, Rule 3-10(f) of Regulation S-X requires the Company to include a footnote with respect to its guarantor and non-guarantor subsidiaries in its previously issued annual historical financial statements contained in the 10-K. This footnote must be provided if the Company's annual historical financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act, even though those financial statements relate to periods prior to the date of the Company's filings made under the Securities Act.

        As a result of the foregoing, the Company hereby amends its annual historical financial statements contained in the 10-K to include the footnote required by Rule 3-10(f) of Regulation S-X in lieu of providing separate annual financial statements with respect to Heritage Property Investment Limited Partnership, a wholly owned guarantor. Financial statements with respect to Bradley Operating Limited Partnership, a non-wholly owned guarantor, will be separately filed with the SEC. This Current Report on Form 8-K updates Item 15 of the 10-K to reflect the addition of the footnote.

Discontinued Operations

        In addition, the Company is also filing this Form 8-K to update its annual historical financial statements included in the 10-K for discontinued operations that have resulted from the disposition of a real estate asset during the period from January 1, 2004 through June 30, 2004 in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." In April 2004, the Company sold the Fortune office building, a 59,000 square foot property located in Hartsdale, New York for $7.7 million, resulting in a net gain of approximately $3.0 million. This Current Report on Form 8-K updates the information in Items 6, 7, 8 and 15 of the 10-K to reflect the historical operations of the Fortune office building as discontinued operations.

        All other items of the 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

Item 9.01.    Financial Statements and Exhibits

(c)
Exhibits

23.1	Consent of KPMG LLP
23.2	Consent of KPMG LLP
99.1
Item 6. Selected Financial Data, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, Item 8. Financial Statements and Supplementary Data and Item 15. Exhibits, Financial Statement Schedules and Reports on Form 8-K

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.
By:	/s/ THOMAS C. PRENDERGAST Thomas C. Prendergast Chairman, President and Chief Executive Officer
By:	/s/ DAVID G. GAW David G. Gaw Senior Vice President, Chief Financial Officer and Treasurer

Dated: October 1, 2004

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  Item 8.01. Other Events
  Item 9.01. Financial Statements and Exhibits
SIGNATURES